MERRIAMN HOLDINGS, INC.

VOTING AGREEMENT

This Voting Agreement is made as of March ___, 2013 by and among Merriman Holdings, Inc., a Delaware corporation (the “Company”), Ronald L. Chez (“Chez”), an individual, Ronald L. Chez, Inc. (“Chez Inc.”), an Illinois corporation, and Ronald L. Chez IRA (“Chez IRA,” and collectively with Chez and Chez, Inc., the “Chez Investors”).

RECITALS

WHEREAS, the Investors are parties to the Common Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the Closing that the Investors and the Company execute and deliver this Agreement.

WHEREAS, the Company and the Chez Investors are parties to the Investors Rights Agreement dated September 9, 2009 and the Chez Investors are a majority of the “Holders” as defined in that agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1
Prior Investor Rights Agreement

1.1           Termination. The Investors Rights Agreement dated September 9, 2009 is hereby terminated in its entirety and is of no further force or effect.

Section 2
Subject Shares

2.1           All shares of Common Stock purchased by Ronald L. Chez in the Purchase Agreement in excess of 24.99% of the outstanding stock of the Company at the closing of the transaction contemplated by the Purchase Agreement are subject to the voting provisions contained in Section 3 hereof (the “Shares”). No other shares of Common Stock held by the Investors shall be subject to the provisions of Section 3 hereof.

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Section 3
Voting

3.1           Voting. During the term of this Agreement, each time a matter is submitted to the Company’s stockholders for a vote or written consent, Chez agrees to vote, or to execute a written consent in lieu of voting, all Shares in such manner and in the same proportion as all shares of Common Stock other than the Shares are voted in the matter at hand. For example if 65% of the shares of Common Stock excluding the Shares are voted in favor of a particular proposition and 35% against, Chez agrees to vote the Shares 65% in favor and 35% against the proposition.

3.2           Proxy. Chez agrees to sign a execute and deliver a proxy authorizing the voting of the Shares as provided for herein whenever requested by the Company’s Chief Executive Officer or Secretary in order to facilitate and evidence voting.

3.3           Authorization. Chez authorizes the Company’s secretary and any Inspector of Elections to enter votes for the Shares as provided for herein notwithstanding his failure to execute and deliver a proxy in any matter submitted to the Company’s stockholders for a vote.

Section 4
Miscellaneous

4.1           Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and each Investor.

4.2           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)          if to a Chez Investor, at the Chez Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)          if to the Company, one copy should be sent to Merriman Holdings., 600 California Street, 9th Floor, San Francisco, CA 94108, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Merriman Holdings, Inc., 600 California Street, 9th Floor, San Francisco, CA 94108, Attn: General Counsel.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 3 business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, the business day following confirmation of facsimile transfer or, if sent by electronic mail, the business day following confirmation of delivery when directed to the electronic mail address provided pursuant hereto, or, if sent by nationally recognized overnight delivery service, on the date when delivered.

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4.3           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

4.4           Transfer. Chez agrees that any transfer of the Shares will be subject to the provisions of this agreement, and that he may not transfer the Shares unless the transferee executes a document reasonably satisfactory to the Company agreeing to be bound by the provisions of this Agreement.

4.5           Successors and Assigns.  Except as set forth herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned or transferred, by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign or transfer any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.6           Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

4.7           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

4.8           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

4.9           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

4.10         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

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4.11         Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.12         Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state federal courts in the borough of Manhattan, New York, NY. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The Investors agree and acknowledges that any violation or breach of its covenants, agreements and undertakings contained in this Agreement shall cause the Company irreversible injury and, in addition to any other right or remedy available to a party at law or in equity, the Company shall be entitled to enforcement by court injunction for specific performance of the obligations of the other party hereunder (without the requirement of posting a bond). Notwithstanding the foregoing sentence, but subject to the provisions of this Agreement, nothing herein shall be construed as prohibiting a party from also pursuing any other rights, remedies or defenses, for such breach or threatened breach, including receiving damages and attorneys’ fees. The election of any remedy shall not be construed as a waiver on the part of any party of any rights such party might otherwise have at law or in equity. Said rights and remedies shall be cumulative.

4.13         Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

4.14         Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.15         Construction. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. When used in this Agreement, the word “including” means “including, without limitation”, and the word “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, governmental authority, or other entity.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement effective as of the day and year first above written.

MERRIMAN HOLDINGS, INC.,
a Delaware corporation

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement effective as of the day and year first above written.

CHEZ:

By:

By:

Its:

RONALD L. CHEZ, INC :

By:

By:

Its:

CHEZ IRA:

By:

By:

Its:

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